PRESS RELEASE
                                                         For immediate release

        NVE Corporation Reports Fourth Quarter and Fiscal Year Results Fourth quarter product sales increase 76%; pretax income more than doubles

EDEN PRAIRIE, Minn.--May 3, 2006--NVE Corporation (Nasdaq: NVEC) today announced financial results for the quarter and fiscal year ended March 31, 2006.

Product sales for the fourth quarter of fiscal 2006 increased 76% over the prior year to $2.80 million from $1.59 million. Total revenue, consisting of product sales and contract research and development revenue, increased 13% to $3.48 million for the fourth quarter of fiscal 2006 compared to $3.07 million in the prior-year quarter. Income before taxes for the quarter was $978,493 or $0.21 per diluted share, compared to $349,209 or $0.07 per diluted share for the prior-year quarter. After the effect of a provision for income taxes of $358,749, net income for the fourth quarter of fiscal 2006 was $619,744 or $0.13 per share. Net income for the fourth quarter of fiscal 2005 was $476,113 or $0.10 per share including an income tax benefit of $126,904 or $0.03 per share.

For fiscal 2006 product sales increased 51% to $8.35 million from $5.52 million in fiscal 2005. Total revenue was $12.17 million for fiscal 2006 compared to $11.62 million for fiscal 2005. Income before taxes for fiscal 2006 was $2.84 million or $0.61 per diluted share, compared to $1.62 million or $0.34 per diluted share for the prior year. After the effect of a provision for income taxes of $1.04 million, net income for fiscal 2006 was $1.80 million or $0.39 per share. Net income for fiscal 2005 was $1.76 million or $0.37 per share including an income tax benefit of $138,404 or $0.03 per share.

"We are pleased to report record product sales, total revenue, and pretax profit for the fourth quarter and fiscal year," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Operating income for the quarter more than tripled, driven by strong product sales. We enter fiscal 2007 with a solid balance sheet, products that are in demand, and an excellent intellectual property portfolio."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic sensors and couplers to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-KSB and other reports filed with the SEC.

                                     ###

                                NVE CORPORATION
                             STATEMENTS OF INCOME
               QUARTERS AND YEARS ENDED MARCH 31, 2006 AND 2005
                                  (Unaudited)

                                              Quarter Ended March 31
                                                2006           2005
                                            ------------   ------------
Revenue
  Product sales                             $ 2,797,882    $ 1,590,848
  Contract research and development             684,892      1,481,309
                                            ------------   ------------
Total revenue                                 3,482,774      3,072,157

Cost of sales                                 1,600,990      1,853,230
                                            ------------   ------------
Gross profit                                  1,881,784      1,218,927

Expenses
  Research and development                      487,470        468,367
  Selling, general, and administrative          517,385        463,473
                                            ------------   ------------
Total expenses                                1,004,855        931,840
                                            ------------   ------------

Income from operations                          876,929        287,087

Interest income                                  99,178         61,798
Interest expense                                   (967)        (2,398)
Other income                                      3,353          2,722
                                            ------------   ------------
Income before taxes                             978,493        349,209

Provision (benefit) for income taxes            358,749       (126,904)
                                            ------------   ------------
Net income                                  $   619,744    $   476,113
                                            ============   ============

Net income per share - basic                $      0.13    $      0.10
                                            ============   ============
Net income per share - diluted              $      0.13    $      0.10
                                            ============   ============

Weighted average shares outstanding
  Basic                                       4,603,634      4,556,138
  Diluted                                     4,690,943      4,777,846
Supplemental financial data (unaudited)
  Non-cash income tax expense (benefit)     $   321,749    $  (126,904)

                                                Year Ended March 31
                                                2006           2005
                                            ------------   ------------
Revenue
  Product sales                             $ 8,345,967    $ 5,522,250
  Contract research and development           3,824,559      6,093,320
                                            ------------   ------------
Total revenue                                12,170,526     11,615,570

Cost of sales                                 6,218,533      7,010,734
                                            ------------   ------------
Gross profit                                  5,951,993      4,604,836

Expenses
  Research and development                    1,724,825      1,393,503
  Selling, general, and administrative        1,756,142      1,867,556
                                            ------------   ------------
Total expenses                                3,480,967      3,261,059
                                            ------------   ------------

Income from operations                        2,471,026      1,343,777

Interest income                                 332,784        235,341
Interest expense                                 (6,051)       (13,256)
Other income                                     43,020         53,988
                                            ------------   ------------
Income before taxes                           2,840,779      1,619,850

Provision (benefit) for income taxes          1,043,033       (138,404)
                                            ------------   ------------
Net income                                  $ 1,797,746    $ 1,758,254
                                            ============   ============

Net income per share - basic                $      0.39    $      0.39
                                            ============   ============
Net income per share - diluted              $      0.39    $      0.37
                                            ============   ============
Weighted average shares outstanding
  Basic                                       4,580,684      4,512,247
  Diluted                                     4,667,994      4,733,955
Supplemental financial data (unaudited)
  Non-cash income tax expense (benefit)     $   990,083    $  (126,904)

                                NVE CORPORATION
                                BALANCE SHEETS
                            MARCH 31, 2006 AND 2005

                                                 (Unaudited)
                                                   March 31         March 31
                                                    2006              2005
                                                --------------   --------------
ASSETS
Current assets
   Cash and cash equivalents                    $   1,288,362    $   1,240,205
   Short-term investments                           1,248,103          252,775
   Accounts receivable, net of allowance for
     uncollectible accounts of $15,000              1,667,029        2,285,472
   Inventories                                      2,149,769        1,572,759
   Deferred tax assets                              1,576,472          756,074
   Prepaid expenses and other assets                  231,412          130,873
                                                --------------   --------------
Total current assets                                8,161,147        6,238,158
Fixed assets
   Machinery and equipment                          4,149,080        4,140,307
   Leasehold improvements                             413,482          413,482
                                                --------------   --------------
                                                    4,562,562        4,553,789
   Less accumulated depreciation                    3,319,651        2,826,227
                                                --------------   --------------
Net fixed assets                                    1,242,911        1,727,562
Long-term investments                               8,354,861        6,224,284
                                                --------------   --------------
Total assets                                    $  17,758,919    $  14,190,004
                                                ==============   ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
   Accounts payable                             $     399,762    $     319,427
   Accrued payroll and other                          470,392          465,930
   Deferred revenue                                    77,373          267,355
   Capital lease obligations                           33,281           67,430
                                                --------------   --------------
Total current liabilities                             980,808        1,120,142
Capital lease obligations, less current portion           -             33,281
                                                --------------   --------------
Total liabilities                                     980,808        1,153,423

Shareholders' equity
   Common stock                                        46,150           45,698
   Additional paid-in capital                      16,042,637       14,064,625
   Accumulated other comprehensive loss              (166,908)        (132,228)
   Retained earnings (deficit)                        856,232         (941,514)
                                                --------------   --------------
Total shareholders' equity                         16,778,111       13,036,581
                                                --------------   --------------
Total liabilities and shareholders' equity      $  17,758,919    $  14,190,004
                                                ==============   ==============